FREMONT GENERAL CORPORATION
LONG-TERM INCENTIVE COMPENSATION PLAN OF 1996
SENIOR EXECUTIVE PARTICIPATION


TO:      PARTICIPANT


PURPOSE OF THE PLAN
To provide you with an  incentive  to achieve the  pre-tax  earnings  target for
Fremont  General   Corporation  over  the  three  year  term  of  the  Plan,  of
$400,000,000.

TARGET BONUS
Your target bonus award for this Plan will be equal to your average compensation (base salary or midpoint, whichever is higher) over the three year term of the Plan. The bonus award will be determined based on the actual pre-tax earnings achieved as illustrated in the table below.

    PRE-TAX RESULTS % OF TARGET              ACTUAL BONUS AS% OF TARGET BONUS
                            60%                                           60%
                            70%                                           70%
                            80%                                           80%
                            90%                                           90%
                           100%                             TARGET       100%
                           110%                                          125%
                 120% or more                                            150%


STOCK APPRECIATION FEATURE
You may elect to tie your cash bonus award, as determined by the formula above, to the performance of Fremont General Corporation's common stock over the three year term of the Plan.

If you elect this feature, your bonus will first be calculated as described above using the Plan's standard formula. The STOCK APPRECIATION FEATURE will then be applied to the result of that calculation. The election of this feature will adjust the bonus that you would otherwise have been awarded by dividing the amount determined under the Plan's formula by $24.00 (which was the price of Fremont stock at the beginning of the Plan term). This adjustment determines a number of "common stock equivalent units". These "units" will then be multiplied by the "closing" trading price of the stock at the maturity of the Plan. This calculation will yield your actual bonus award under the STOCK APPRECIATION FEATURE. The "closing" trading price will be the average of the daily closing prices (NYSE) of the stock for each trading day commencing on the day after Fremont General releases its year-end 1998 earnings and the day prior to the February 1999 Fremont General Board Meeting.

STOCK APPRECIATION FEATURE - EXAMPLE
Assume for illustration purposes that the LTICP award you earned for the 1993-1995 Plan was $250,000, which was equal to 100% of your average compensation over the Plan term. By applying the STOCK APPRECIATION FEATURE described above, this 1995 bonus compensation amount would have been divided by the price of FGC stock at the inception of the Plan ($20.25 as adjusted for splits and dividend) yielding 12,345 "units". These 12,345 "units" would then have been multiplied by the closing trading price at Plan maturity ($36/share) for a total bonus award of $444,420.


Note: This example is for illustration only. Nevertheless, you can estimate the potential of this bonus option under the new Plan by applying the same calculations. The price of the stock at the inception of this new Plan was $24.00 per share.

Election of the STOCK APPRECIATION FEATURE must be made at the inception of the Plan and is irrevocable.

PARTICIPANT ELIGIBILITY AND QUALIFICATION
You have been designated by the Board of Directors of Fremont General to participate in this Plan. You must be actively employed in good standing at the Plan Maturity date (12/31/98) to qualify for an award under the terms of the Plan.

TERM OF THE PLAN
The LTICP is effective as of January 1, 1996, and matures in December 31, 1998.

PAYMENT OF BONUS AWARD
The bonus earned under the terms of this Plan is payable in cash after the Plan maturity date. The payment is subject to all applicable tax withholding and reporting requirements then in effect. Some or all of this payment may be deferred into a Deferred Compensation Plan.

DISCLAIMER
The LTICP is a non-funded bonus compensation Plan which is contingent upon specific performance as set forth above and is not subject to ERISA requirements. There is no provision for accrual of any non-forfeitable vesting rights. This LTICP and any of its terms may be modified, suspended, or terminated at any time in any manner at the sole discretion of the Board of Directors of Fremont General Corporation.